UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2004

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     As described in the Company’s December 31, 2002 Form 10-K, on February 1, 2002 the Company completed a transaction to sell $175.0 million original 8.125% senior notes.

     On January 27, 2004 Standard & Poor’s Ratings Service raised its counterparty credit rating on Coventry Health Care Inc. (NYSE:CVH) to ‘BBB–’ from ‘BB+’, which puts the rating into the investment grade level. Standard & Poor’s said that the outlook on Coventry is stable. The release, in its entirety, can be found as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     c)      Exhibits

Exhibit
No.	Description of Exhibit

99.1	Standard & Poor’s press release dated January 27, 2004 raises its credit rating on Coventry Health Care Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 28, 2004

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Standard & Poor’s press release dated January 27, 2004 raises its credit rating on Coventry Health Care Inc.